Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FULL YEAR 2017

Global Eagle recently completed funding of Searchlight Capital Partners investment

Service revenue growth across Connectivity segment

Media & Content segment gross margins improve versus Third Quarter 2017

LOS ANGELES, CA, April 2, 2018 — Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the fourth quarter and full year ended December 31, 2017. For the fourth quarter 2017, Global Eagle recorded revenue of $160 million; incurred a net loss of $134.4 million, primarily due to non-cash impairment charges described below; and generated Adjusted EBITDA* of $19.7 million. For the 2017 fiscal year, Global Eagle recorded revenue of $619 million; incurred a net loss of $357.1 million, primarily due to non-cash impairment charges described below; and generated Adjusted EBITDA of $68.0 million. The Company also announced last week that Searchlight Capital Partners completed the funding of its previously announced investment in Global Eagle.

“Global Eagle had an improved finish to the year,” said Jeff Leddy, Global Eagle’s Executive Chairman. “Revenue and Adjusted EBITDA both grew on a year over year basis in the fourth quarter of 2017. The foundation we have built over the past year is beginning to drive measurable improvements in results. Our new world-class leadership team, improved operational execution and continued innovation, along with Searchlight’s investment in our company, position us well for future success.” Mr. Leddy continued, “I am proud of the steady progress we made in 2017, and am confident in our path ahead.”

During 2017, Global Eagle built positive momentum across the organization. The Company integrated its air, sea and land Connectivity businesses, generating network and technology synergies. Global Eagle also initiated the integration, optimization and enhancement of its operations and technical teams. Key accounts became reference customers across all businesses. In the fourth quarter, the Company benefitted from a sequential improvement (versus the third quarter of 2017) in the Media & Content segment’s gross margins and broad growth across the Connectivity segment’s service revenue.

“We have executed well on our objectives to integrate our Connectivity businesses and enhance operational delivery and improve our internal processes,” commented Paul Rainey, CFO of Global Eagle, “We see compelling opportunities to further integrate prior acquisitions, which we believe will continue to lower our cost structure. In 2018, we expect these improvements to lead to accelerating organic revenue growth and strong Adjusted EBITDA growth, along with an improvement in cash-flow generation.”

Fourth Quarter Summary

•	Total revenue for the fourth quarter of 2017 was $160 million, a 1.8% increase over the prior-year period. This increase was primarily driven by growth in service revenue in our Connectivity segment due to new aircraft, vessel and site additions.

•	Net loss for the fourth quarter of 2017 was $134.4 million. During the fourth quarter of 2017, the Company recorded non-cash impairment charges of $106 million related to our Connectivity business units, including one of our joint ventures. The decline in the Company’s market capitalization during the quarter triggered a reassessment of our impairment analysis. This resulted in, among other things, an increased discount rate in our impairment model, which in turn negatively impacted the fair value of two of our Connectivity businesses.

•	Adjusted EBITDA for the fourth quarter of 2017 was $19.7 million, which was a slight increase over the prior year period. Adjusted EBITDA benefitted from growth in our Connectivity segment’s service revenue as mentioned above.

Fiscal Year 2017 Summary

•	Total revenue for the fiscal year ended December 31, 2017 was $619 million, a 16.9% increase over the prior year. The increase over the prior-year period was driven by the acquisition of Emerging Markets Communications (“EMC”) in late July 2016, which generated revenue for the entire 2017 year (versus only a partial 2016 year), and growth in service revenue in our Connectivity segment due to aircraft, vessel and site additions, which was partially offset by a revenue decline in our Media & Content segment.

•	Net loss for the fiscal year ended December 31, 2017 was $357.1 million. During the year, the Company recorded non-cash impairment charges of $184 million related to our Connectivity business units, including one of our joint ventures. Net loss in 2017 also increased versus 2016 due to higher full-year interest expense in 2017 and higher audit-related and professional fees incurred in 2017 related to our delayed 2016 audit.

•	Adjusted EBITDA for the fiscal year ended December 31, 2017 was $68.0 million, a $10.5 million increase over the prior year. The increase was driven by the acquisition of EMC in late July 2016, which generated Adjusted EBITDA for the entire 2017 year, and growth in service revenue in our Connectivity segment due to aircraft, vessel and site additions, which was partially offset by a revenue decline in our Media & Content segment.

Webcast

Global Eagle will host a live webcast later today Monday, April 2, 2018 at 5:00 p.m. ET (2:00 p.m. PT). The Company will make the webcast available on the Investor Relations section of its website at http://investors.geemedia.com/events.cfm. An archive of the webcast replay will be on its website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,500 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes thereunder and as a measure of our liquidity. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this release.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization (including relating to equity-method investments) and loss on disposal and impairment of fixed assets, and we then further adjust that result to exclude (1) change in fair value of financial instruments, (2) other (income) expense, including primarily, when applicable, (gains) losses from investments and foreign-currency-transaction (gains) losses, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and related third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and delays in our 2016 audit process, (7) excess content expenses (as described below), (8) securities class-action expenses (as described below), (9) losses on significant customer bankruptcies (as described below) and (10) restructuring expenses pursuant to our September 2014 integration plan (when applicable in the period). Management does not consider these items to be indicative of our core operating results.

“Excess content expenses” includes the additional purchasing costs that we incurred in 2017 to procure movie content for our customers, notwithstanding that we could have procured equivalent content under our (preferential-pricing) output arrangements with major studios. We incurred these additional costs because we could not timely identify and measure our movie-content expenditures and procurement during the period due to weaknesses in our control environment.

“Losses on significant customer bankruptcies” includes (1) our provision for bad debt associated with the bankruptcies of Air Berlin and Alitalia (two of our Media & Content customers) in 2017, together with (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship.

“Securities class-action expenses” includes third-party professional fees and expenses associated with the securities class-action lawsuits filed against us in 2017.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities, (2) integration and realignment expenses and allowances, (3) employee-severance, retention and relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities, (5) service-level-agreement penalties incurred during our Eagle-1 migration and setup in its new orbital slot in 2017, and (6) claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses. In respect of clause (6) in this definition, we include (i.e., exclude from net income (loss)) any estimated loss contingencies and provisions for legal settlements relating to those liabilities.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our cash-flow generation, revenue and Adjusted EBITDA growth and margin expansion in future periods, business outlook, industry, business strategy, plans, business integration activities, cost-structure improvements, future operations, margins, profitability, future efficiencies and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	our ability to remediate material weaknesses in our internal control over financial reporting and to complete such remediation in a timely manner, and the effect of those weaknesses on our ability to forecast our operations and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	our efforts to remediate our material weaknesses in our internal control over financial reporting may divert management’s attention from our business, reduce our liquidity and have an adverse effect on our financial performance;

•	any future restructuring activities may prove detrimental to our operations and sales;

•	our ability to implement new revenue recognition standards in a timely manner;

•	our dependence on the travel industry;

•	future acts or threats of terrorism;

•	our ability to obtain new customers and renew agreements with existing customers, and particularly our dependence on our existing relationship with Southwest Airlines;

•	our customers may be unable to pay us for our services;

•	our ability to retain and effectively integrate and train key members of senior management;

•	our ability to recruit, train and retain highly skilled technical employees, particularly in our finance and IT functions;

•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;

•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;

•	our ability to continue to be able to make claims for investment tax credits in Canada;

•	our exposure to foreign currency risks and a lack of a formalized hedging strategy;

•	our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies, as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;

•	customer attrition due to direct arrangements between satellite providers and customers;

•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;

•	the potential need to materially increase our investments in product development and equipment;

•	our ability to expand our international operations and the risks inherent in our international operations;

•	service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance coverage;

•	satellite failures or degradations in satellite performance;

•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for that service declines relative to our committed cost;

•	increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment systems;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the industry’s use of intermediary content service providers (such as us);

•	a reduction in the volume or quality of content produced by studios, distributors or other content providers;

•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);

•	increased competition in the IFE and IFC system supply chain;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;

•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for that service declines relative to our committed cost;

•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;

•	our ability to successfully implement a new enterprise resource planning system;

•	our ability to protect our intellectual property;

•	the effect of any cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems of Connectivity or Media & Content systems or phishing or hacking;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification; changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;

•	compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration and Federal Communications Commission and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	changes in government regulation of the Internet, including e-commerce or online video distribution;

•	our ability to comply with trade, export, anti-money laundering and foreign corrupt practices and data protection laws, especially the Foreign Corrupt Practices Act;

•	costs associated with stockholder litigation and our indemnification obligations with respect to current and former executive officers and directors;

•	limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon;

•	our ability to repay the principal amount of our bank debt, second lien notes and/or convertible notes at maturity, to raise the funds necessary to settle conversions of our convertible notes or to repurchase our convertible notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our convertible notes;

•	the effect on our reported financial results of the accounting method for our convertible notes;

•	the impact of the fundamental change repurchase feature of the indenture governing our convertible notes on our price or potential as a takeover target;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Searchlight warrants and/or convertible notes;

•	our ability to meet the continued listing requirements of Nasdaq, in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission;

•	our eligibility to use Form S-3 to register the offer and sale of securities;

•	conflicts between our interests and the interests of our largest stockholders;

•	volatility of the market price of our securities;

•	the dilution of our common stock that may occur as a result of the exercise of outstanding warrants;

•	anti-takeover provisions contained in our charter and bylaws;

•	the dilution of our common stock if we issue additional equity or convertible debt securities; and

•	other risks and factors listed under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three months and fiscal years ended December 31, 2017 and 2016.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue	$159,598	$156,764	$619,469	$529,755
Operating expenses:
Cost of sales	120,539	110,268	462,120	365,470
Sales and marketing	10,565	11,388	40,938	30,941
Product development	8,689	12,640	35,608	37,718
General and administrative	38,842	32,800	148,221	115,195
Legal Settlement	650	1,758	1,435	43,446
Restructuring charges	—	—	—	—
Amortization of intangible assets	11,106	11,593	43,955	35,648
Goodwill impairment	89,000	64,000	167,000	64,000

Total operating expenses	279,391	244,447	899,277	692,418

Loss from operations	(119,793)	(87,683)	(279,808)	(162,663)
Other income (expense), net:
Interest income (expense), net	(14,519)	(10,369)	(58,454)	(18,198)
Loss on Extinguishment of Debt	—	—	(14,389)	—
Income (loss) from equity method investments, including impairment losses	(16,334)	1,764	(12,424)	3,829
Change in fair value of financial instruments	839	7,533	3,510	25,515
Other income (expense), net	(478)	(1,703)	(436)	(6,326)

Loss before income taxes	(150,285)	(90,458)	(362,001)	(157,843)
Provision (benefit) for income taxes	(15,880)	1,256	(4,887)	(44,911)

Net loss	(134,405)	(91,714)	(357,114)	(112,932)
Net income (loss) per share
Basic	$(1.51)	$(1.07)	$(4.07)	$(1.39)
Diluted	$(1.51)	$(1.07)	$(4.07)	$(1.39)
Weighted average shares — basic and diluted
Basic	89,222	85,369	87,733	81,269
Diluted	89,222	85,369	87,733	81,269

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2017	2016
CURRENT ASSETS:
Cash and cash equivalents	$48,260	$50,686
Restricted cash	3,608	17,992
Accounts receivable, net	113,545	120,492
Loan receivable from related party	—	—
Inventories	28,352	25,986
Prepaid expenses	13,486	17,658
Other current assets	20,923	20,786

TOTAL CURRENT ASSETS:	228,174	253,600
Content library	8,686	21,470
Property, plant and equipment, net	195,029	166,049
Goodwill	159,696	327,836
Intangible assets, net	122,582	166,720
Equity method investments	137,299	156,527
Other non-current assets	9,118	7,233

Total Assets	$860,584	$1,099,435

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	205,036	240,344
Deferred revenue	6,508	6,970
Current portion of long-term debt	20,106	2,069
Other current liabilities	7,785	11,754

TOTAL CURRENT LIABILITIES:	239,435	261,137
Deferred revenue, non-current	1,079	1,536
Long-term debt	598,958	468,231
Deferred tax liabilities	16,247	33,205
Other non-current liabilities	30,340	36,329

Total Liabilities	886,059	800,438
Stockholders’ Equity
Common stock	10	9
Treasury stock, 3,053,634 shares at September 30, 2017 and December 31, 2016	(30,659)	(30,659)
Additional paid-in capital	779,565	747,005
Subscriptions receivable	(578)	(553)
Accumulated deficit	(773,791)	(416,389)
Accumulated other comprehensive loss	(22)	(416)

Total Stockholder’s Equity	(25,475)	298,997

Total Liabilities and Stockholders’ Equity	$860,584	$1,099,435

Global Eagle Entertainment Inc.

Reconciliation of GAAP to Non-GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA reconciliation:	2017	2016	2017	2016
Net income (loss)	(134,405)	(91,714)	(357,114)	(112,932)
Interest expense (income)	14,519	10,369	72,843	18,198
Income tax expense (benefit)	(15,880)	1,256	(4,887)	(44,911)
Depreciation and amortization and loss on disposal and impairment of fixed assets	26,607	27,046	99,950	65,215
Change in fair value of financial instruments	(839)	(7,533)	(3,510)	(25,515)
Other (income) expense	17,189	783	17,147	5,406
Goodwill impairment expense	89,000	64,000	167,000	64,000
Stock-based compensation expense	3,584	2,685	7,586	10,747
Strategic-transaction, integration and realignment expenses	7,742	12,466	27,951	77,335
Internal-control and delayed audit expenses	11,411	—	34,869	—
Excess content expenses	661	—	2,648	—
Securities class-action expenses	131	—	1,000	—
Losses on significant customer bankruptcies	—	—	2,537	—
Restructuring expenses	—	—	—	—

Adjusted EBITDA	19,720	19,358	68,020	57,543

See “About Non-GAAP Financial Measures” in the accompanying press release, including our definition of Adjusted EBITDA described therein.